                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      TOWER AUTOMOTIVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                             MINNEAPOLIS, MN 55402

                                 April 12, 1999

To Our Stockholders:

    You are cordially invited to attend Tower Automotive, Inc.'s ("Tower Automotive") 1999 Annual Meeting of Stockholders which will be held on May 25, 1999, at 1:00 p.m. local time, at the Tower Automotive Technical Center, 38900 Hills Tech Drive in Farmington Hills, Michigan.

    The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

    Whether or not you plan to attend the Special Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          Sincerely,

                                          /s/ S. A. Johnson

                                          S. A. Johnson
                                          CHAIRMAN OF THE BOARD

                             TOWER AUTOMOTIVE, INC.
                               ------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TIME:             1:00 p.m. local time, May 25, 1999.

PLACE:            Tower Automotive Technical Center
                  38900 Hills Tech Drive
                  Farmington Hills, Michigan.

PROPOSALS:        (1)  Election of directors;
                  (2)  Approval of the Tower Automotive, Inc. Long-Term Incentive Plan;
                  (3)  Approval of the Tower Automotive, Inc. Key Leadership Deferred Income
                       Stock Purchase Plan;
                  (4)  Ratification of Arthur Andersen LLP as independent public accountants of Tower Automotive; and

                  to transact any other proper business.

RECORD DATE:      Only holders of record at the close of business on March 24, 1999 are entitled to notice of and to vote on all proposals presented at the meeting and at any adjournments or postponements thereof. A list of such holders will be available prior to the meeting at Tower Automotive's corporate office for examination by any such holder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          SECRETARY

Dated: April 12, 1999

                             YOUR VOTE IS IMPORTANT!
  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY
                                     CARD.

                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 1999

                            ------------------------

    This Proxy Statement and accompanying Proxy are being furnished to the holders of Common Stock, par value $.01 per share, (the "Common Stock") of Tower Automotive, Inc. ("Tower Automotive" or the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of Tower Automotive (the "Board of Directors") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 1999 at 1:00 p.m. local time at the Tower Automotive Technical Center, 38900 Hills Tech Drive in Farmington Hills, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 12, 1999 to holders of record on March 24, 1999 of the Common Stock.

    When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposals set forth in Items 2, 3 and 4 in the Notice of Meeting, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

    Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of Tower Automotive prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

    On March 24, 1999, there were 46,645,964 shares of Common Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share. The presence in person or by Proxy of 51% of such shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS

    The Board of Directors is currently comprised of eleven directors. Four of the Company's current directors (Messrs. Clement, Diggs, Rosen and VanderStarre) have chosen not to seek re-election to the Board and will therefore complete their respective terms as of the date of this year's annual meeting of stockholders. As a result, the Board of Directors has approved the reduction in the number of Board members from eleven to seven persons, effective May 25, 1999. Accordingly, the Board has nominated and recommends the election of each of the seven nominees set forth below as a director of Tower Automotive to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of Tower Automotive, previously elected by Tower Automotive's stockholders. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

    Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Accordingly, the seven individuals who receive the greatest number of votes cast by stockholders would be elected as directors of Tower Automotive. There is no right to cumulative voting as to any matter, including the election of directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

    The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 24, 1999, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies and period of service as a director of Tower Automotive.

    S. A. (TONY) JOHNSON, 58, has served as Chairman and a Director of Tower Automotive since April 1993. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis which has provided certain management and other services to Tower Automotive. Mr. Johnson is also the Managing Partner of J2R Partners ("J2R"), an investment partnership that participated in the acquisition of R.J. Tower Corporation. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson currently serves as Chairman and a director of Dura Automotive Systems, Inc., a manufacturer of mechanical assemblies and integrated systems for the automotive industry, and served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of automotive interior trim components, from May 1990 until its sale to Lear Corporation in August 1995.

    DUGALD K. CAMPBELL, 52, has served as President, Chief Executive Officer and a Director of Tower Automotive since December 1993. From 1991 to 1993, Mr. Campbell served as a consultant to Hidden Creek. From 1988 to 1991, he served as Vice President and General Manager of the Sensor Systems Division of Siemens Automotive, a manufacturer of engine management systems and components. From 1972 to 1988, Mr. Campbell held various executive, engineering and marketing positions with Allied Automotive, a manufacturer of vehicle systems and components and a subsidiary of AlliedSignal, Inc.

    JAMES R. LOZELLE, 53, has served as Executive Vice President for Tower Automotive, with responsibility for Tower Automotive's operations in Milwaukee, Wisconsin and Roanoke, Virginia since April 1997. From the acquisition of Edgewood Tool and Manufacturing Company ("Edgewood") in May 1994 until March 1997, Mr. Lozelle served at the Tower Automotive Technical Centers, with responsibility for advanced product development and customer service. Mr. Lozelle has served as a Director of Tower Automotive since May 1994. Mr. Lozelle served as President of Edgewood from 1982 until it was acquired by Tower Automotive. Mr. Lozelle joined Edgewood in 1970 and served as Vice President from 1971 to 1982. Mr. Lozelle is chairman of the Near Zero Stamping research project of the Autobody Consortium.

    SCOTT D. RUED, 42, has served as Vice President, Corporate Development and a Director of Tower Automotive since April 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Rued, a partner of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994 and served as its Vice President -- Finance and Corporate Development from June 1989 through 1993. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

    F.J. (JOE) LOUGHREY, 49, has served as a Director of Tower Automotive since November 1994. Mr. Loughrey joined Cummins Engine Company, Inc. in 1974 and has served as Executive Vice President and Group President -- Industrial and Chief Technical Officer since April 1996. Prior thereto, Mr. Loughrey served as Group Vice President -- Worldwide Operations and Technology from 1990 to 1995.

    KIM B. CLARK, 49, has served as a Director of Tower Automotive since December 1995. Mr. Clark has served as Dean of the Graduate School of Business Administration at Harvard University in Cambridge, Massachusetts since September 1995. Since 1978, Dean Clark has served as a professor of business administration at Harvard Business School. Dean Clark is also a director of Guidant Corp., a manufacturer of medical implants, and Fleet Financial, a financial services company.

    ENRIQUE ZAMBRANO, 43, has served as a Director of Tower Automotive since December 1997. Mr. Zambrano has served as Chief Executive Officer and a director of Proeza, S.A. de C.V. since 1988.

    There are no family relationships between any of the foregoing persons or any of Tower Automotive's executive officers.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. During 1998, each director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

    EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors (the "Executive Committee") consists of S.A. Johnson (Chairman), Dugald K. Campbell, James R. Lozelle and Scott D. Rued. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Tower Automotive in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met six times during the preceding fiscal year.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors (the "Audit Committee") consists of Eric J. Rosen (Chairman), Kim B. Clark and F.J. Loughrey. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Tower Automotive and accounting principles and auditing practices and procedures to be employed in the preparation and review of Tower Automotive's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of Tower Automotive. The Audit Committee met twice during the preceding fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Adrian VanderStarre (Chairman), Kim B. Clark, W.H. Clement and F.J. Loughrey. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Tower Automotive and made recommendations as to the grant of options under the 1994 Key Employee Stock Option Plan (the "Stock Option Plan") to purchase Common Stock of Tower Automotive. The Compensation Committee met four times during the preceding fiscal year.

    NOMINATING COMMITTEE. Tower Automotive does not have a nominating committee. However, the functions of the Nominating Committee are performed by the Compensation Committee.

COMPENSATION OF DIRECTORS

    Directors who are not employees of Tower Automotive or any of its affiliates each receive an annual fee of $18,000 for serving as a director of Tower Automotive. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended, $500 for each committee meeting attended and reimbursement of out of pocket expenses incurred to attend such meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Tower Automotive's officers, directors and persons who beneficially own more than ten percent of a registered class of Tower Automotive's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Tower Automotive with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of such forms furnished to Tower Automotive, or written representations that no Form 5 filings were required, Tower Automotive believes that during the period from January 1, 1998 through December 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for one late report, each covering one transaction, filed by Mr. Pitser and Mr. VanderStarre.

                 PROPOSAL TO APPROVE THE TOWER AUTOMOTIVE, INC.
                            LONG-TERM INCENTIVE PLAN

    On March 2, 1999, the Board of Directors adopted the Tower Automotive, Inc. Long-Term Incentive Plan (the "Plan"), subject to approval by the Company's stockholders. If approved, the Plan will succeed the Company's 1994 Key Colleague Stock Option Plan. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

    PURPOSE. The purpose of the Plan is to promote the long-term success of the Company for the benefit of its stockholders, through stock-based compensation, by aligning the personal interests of Plan participants with those of its stockholders. The Plan is designed to allow key colleagues of the Company and certain of its subsidiaries, as well as directors and consultants, to participate in the Company's future, as well as to enable the Company to attract, retain and reward such persons.

    ADMINISTRATION. The Plan may be administered by different committees with respect to different groups of Plan participants. For example, to the extent the Administrator determines it is desirable to qualify certain Awards as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the Plan is required to be administered by a committee of two or more Non-Colleague Directors, as defined in the Plan. Other than to meet these requirements, the Plan will be administered by the Board or committee of the Board. Subject to the Company's Certificate of Incorporation, Bylaws, and the provisions of the Plan, the Administrator has the authority to select those persons to whom Awards may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

    The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as Stock Options, including Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Stock Appreciation Rights, Performance Shares, and other Stock-Based Awards. The term of the Plan is approximately ten (10) years; no Awards may be granted under the Plan after May 25, 2009.

    TYPES OF AWARDS.  The following types of Awards may be granted under the
Plan:

    An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include Incentive Stock Options, as defined in Section 422 of the Code, as well as Nonqualified Stock Options. The exercise price included in both Incentive Stock Options and Nonqualified Stock Options must equal at least 100% of the fair market value of the stock at the date of grant.

    A "Stock Appreciation Right" is an Award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the Stock Appreciation Right and the prevailing market price of the Company's Common Stock at the time of exercise. Stock Appreciation Rights may be granted only in tandem with Options.

    "Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

    An "Other Stock-Based Award" is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

    SHARES SUBJECT TO PLAN. The maximum aggregate number of shares of Company Common Stock that may be issued under the Plan and the DISP Plan is 3,000,000 shares. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options and shares surrendered (or shares subject to Options withheld) in payment for exercising Options or to pay withholding tax may be reissued under the Plan.

    TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time amend, discontinue, or terminate this Plan or any part thereof; however, unless otherwise required by law, after shareholder approval, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's stockholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, extend the maximum option period under the Plan, or decrease the Option price of any Option to less than 100% of the fair market value on the date of grant.

    ELIGIBILITY. Key colleagues of the Company and its designated subsidiaries, as well as directors and consultants, are eligible to be granted Awards under the Plan. Eligibility is determined by the Administrator. At present, eight colleagues have been granted Options under the Plan, each of which is subject to the approval of the Plan by the Company's stockholders, as described in more detail below:

                                                                                          NUMBER OF SECURITIES
                                 NAME AND PRINCIPAL                                        UNDERLYING OPTIONS
                                      POSITION                                                 GRANTED(1)
------------------------------------------------------------------------------------  ----------------------------
Dugald K. Campbell,
President and Chief Executive Officer...............................................              115,000

James R. Lozelle,
Executive Vice President............................................................               50,000

Paul D. Rysenga,
Vice President......................................................................               40,000

Luigi Candusso,
Vice President......................................................................               40,000

Anthony A. Barone,
Vice President and Chief Financial Officer..........................................               50,000

Current officers as a Group (8 Persons).............................................              405,000

------------------------------

(1) The exercise price of each Option is $19.25, which equaled 100% of the fair market value of the Company's Common Stock on March 2, 1999, the date of grant. These options expire ten years from the date of grant and vest ratably over four years, beginning one year from the date of grant.

    PARTICIPATION AND ASSIGNABILITY. Generally, no Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to (i) an immediate family member of the optionee, (ii) a trust for the benefit of an immediate family member of the optionee, or (iii) a partnership or limited liability company whose only partners or members are immediate family members, if the option holder satisfies certain conditions as may be required by the Administrator. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other colleague to any right to continued service to or employment by the Company or any subsidiary.

    FEDERAL TAX CONSEQUENCES. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, State and local income tax consequences are not discussed, and may vary from locality to locality.

    OPTIONS. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to Incentive Stock Options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if Common Stock acquired as a result of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a "disqualifying disposition." If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

    The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lienal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.

    STOCK APPRECIATION RIGHTS. Upon the grant of a Stock Appreciation Right, the participant will realize no taxable income and the Company will receive no deduction. A participant will realize income at the time of exercise if the Award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the Award. The Company will receive a deduction of an equal amount in the same year the participant recognizes income.

    PERFORMANCE SHARES. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

    REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED PLAN.

                 PROPOSAL TO APPROVE THE TOWER AUTOMOTIVE, INC.
               KEY LEADERSHIP DEFERRED INCOME STOCK PURCHASE PLAN

    On March 2, 1999, the Board of Directors adopted the Tower Automotive, Inc. Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan"), subject to approval by the Company's stockholders. The DISP Plan permits each key leadership colleague selected as a participant to defer and invest all or part of his or her annual cash bonus in restricted stock units equivalent to shares of Common Stock of the Company. The following summary of the DISP Plan is subject to the specific provisions contained in the complete text of the DISP Plan set forth in Appendix B to this Proxy Statement.

    PURPOSE. The purposes of the DISP Plan are to provide key leadership colleagues the opportunity to increase their equity interest in the Company, to attract and retain highly qualified key leadership colleagues and to align the interest of key leadership colleagues with the interests of stockholders of the Company.

    ADMINISTRATION. The DISP Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), or any other committee designated by the Board of Directors to administer the DISP Plan. Subject to the provisions of the DISP Plan, the Committee has the authority to select key leadership colleagues who are eligible to participate in the DISP Plan for a particular year.

    ELIGIBILITY. Each year, the Committee will select those key leadership colleagues eligible to participate in the DISP Plan. Such determination will be made by November 1 of that year. An eligible key leadership colleague becomes a participant in the DISP Plan by filing with the Committee and "Election to Participate" for each plan year. It is not possible to predict the number or identity of future participants.

    RESTRICTED STOCK UNITS. The DISP Plan permits each key leadership colleague selected as a participant to defer and invest all or part of his or her annual cash bonus ("Cash Bonus") in restricted stock units ("Restricted Stock Units") equivalent to shares of Common Stock of the Company. Each year the eligible key leadership colleagues may elect to defer a percentage (at least 25%) of their Cash Bonus. The deferred amount will be reflected on the Company's records as Restricted Stock Units credited to an account maintained by the Company for each participant.

    The Restricted Stock Unit account maintained for each participant will consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a participant's Basic Account shall be the number determined by dividing the amount of the deferred Cash Bonus by the fair market value of a share of Common Stock on the last day of the month in which the Cash Bonus would otherwise have been paid. The number of Restricted Stock Units concurrently credited to a participant's Premium Account will equal one third the number credited to the participant's Basic Account based on such deferral.

    All Restricted Stock Units credited to a participant's Basic Account shall at all times be fully vested and nonforfeitable. All Restricted Stock Units credited to a participant's Premium Account become fully vested and nonforfeitable on the first day of the third plan year following the date such Restricted Stock Units are credited to the participant's Premium Account. In addition, all Restricted Stock Units are immediately vested and nonforfeitable if a participant's employment terminates due to death, disability, normal retirement or terminates within 24 months following a "change of control" of the Company as defined in the DISP Plan.

    The DISP Plan provides that as cash dividends are paid on shares of Common Stock, an equivalent number of additional Restricted Stock Units will be credited to the participant's Restricted Stock Unit Account. Each DISP Plan year will begin on the first day of the Company's fiscal year and will end at the last day of its fiscal year.

    PAYMENT OF ACCOUNTS. Payment of the vested Restricted Stock Units to a participant will commence in January of the year of payment specified by the participant in his or her initial deferral election. The total number of vested whole Restricted Stock Units in a participant's Restricted Stock Unit Account will be paid the participant in an equal number of whole shares of Company Common Stock. The participant may also elect in his or her initial deferral election to receive installment payments over a period not to exceed ten years. Payment may be made only in the form of the Company's Common Stock

    The DISP Plan is unfunded with respect to the Company's obligations to pay amounts due, and a participant's rights to receive any payment with respect to any Restricted Stock Unit shall be no greater that the rights of an unsecured general creditor of the Company. The Company may in its discretion establish one or more trusts to accumulate shares of Common Stock to fund all or part of the obligations of the Company pursuant to the DISP Plan.

    SHARES SUBJECT TO DISP PLAN. The maximum aggregate number of shares of Company Common Stock that may be issued under the DISP Plan is 750,000 shares of authorized but unissued shares. An unlimited number of shares may be acquired by the Company to fund its obligations under the Plan. The number of shares that may be issued under the DISP Plan is subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock.

    TERMINATION OR AMENDMENT OF THE DISP PLAN. The Board may at any time amend, discontinue, or terminate the DISP Plan or any part thereof; provided, however, that no amendment may adversely affect the right of any participant to have dividend units credited to a Restricted Stock Unit Account or to receive payment of any shares of Common Stock upon the payout of such accounts, unless the participant consents. Except as provided in the DISP Plan, no amendment to the DISP Plan that increases the number of authorized but unissued shares of Common Stock that may be issued under the DISP Plan will be effective unless approved by the stockholders of the Company.

    PARTICIPATION AND ASSIGNABILITY. The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such account under the DISP Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the participant or the claims of the participant's creditors. Neither the DISP Plan nor any Restricted Stock Units granted under the DISP Plan entitles any participant or other colleague to any right to continued employment by the Company or any subsidiary.

    FEDERAL TAX CONSEQUENCES. The following summarizes the consequences of the deferral of Cash Bonus and the crediting of Restricted Stock Units under the DISP Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, State and local income tax consequences are not discussed, and may vary from locality to locality.

    Participants are not taxed at the time of the deferral of the Cash Bonus or upon crediting of the Restricted Stock Units. Upon issuance of Company Common Stock to a participant in satisfaction of that participant's Restricted Stock Units, the participant will be taxed at ordinary income tax rates (subject to withholding) on the value of the Common Stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in the shares of Common Stock received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

    REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the DISP Plan. While broker nonvotes will not be treated as votes cast on the approval of this DISP Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the DISP Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED DISP PLAN.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, as independent public accountants, to audit the consolidated financial statements of Tower Automotive for the year ending December 31, 1999, and to perform other appropriate services as directed by Tower Automotive's management and the Board of Directors.

    A proposal will be presented at the meeting to ratify the appointment of Arthur Andersen LLP as Tower Automotive's independent public accountants. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by Proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS TOWER AUTOMOTIVE'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER BUSINESS

    At the date of this Proxy Statement, Tower Automotive has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

                               SECURITY OWNERSHIP

    Unless otherwise noted, the following table sets forth certain information regarding ownership of the Common Stock as of March 1, 1999 by (i) the beneficial owners of more than 5% of the Common Stock of Tower Automotive, (ii) each Director, Director nominee and named executive officer of Tower Automotive and (iii) all Director nominees and executive officers of Tower Automotive as a group. To the knowledge of Tower Automotive, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

                                                         BENEFICIAL OWNERSHIP OF
                                                              COMMON STOCK
                                                         -----------------------
                  DIRECTORS, OFFICERS                    NUMBER OF   PERCENT OF
                  AND 5% STOCKHOLDERS                     SHARES       CLASS
-------------------------------------------------------  ---------  ------------
S.A. Johnson...........................................    363,312       *
Adrian VanderStarre....................................      1,700       *
Dugald K. Campbell(1)..................................    494,663         1.1%
James R. Lozelle(2)....................................    474,126         1.0%
Anthony A. Barone......................................     46,213       *
Richard S. Burgess.....................................     22,156       *
Luigi Candusso.........................................     53,000       *
Ronald E. Gavalis......................................    135,750       *
Tom G. Pitser..........................................     27,700       *
Scott D. Rued..........................................    111,978       *
Paul D. Rysenga........................................     34,300       *
Matthew O. Diggs, Jr...................................     42,200       *
Kim B. Clark...........................................     30,200       *
W.H. Clement...........................................    232,040       *
F.J. Loughrey..........................................     34,200       *
Eric J. Rosen..........................................     18,000       *
Enrique Zambrano.......................................     --           --
American Express Company(3)............................  2,906,600         6.2%
Capital Research and Management Co.(4).................  2,971,700         6.4%
Citigroup Inc.(5)......................................  3,768,634         8.1%
Lazard Freres & Co. LLC(6).............................  2,788,522         6.0%
All Directors and Officers as a group (17 persons).....  2,126,538         4.5%

------------------------

*   Less than one percent.

(1) Includes: (i) 6,390 shares owned by Mr. Campbell's wife; (ii) 402,570 shares held in an annuity trust, of which Mr. Campbell is the trustee; (iii) 9,066 shares held in an annuity trust, of which Mr. Campbell's wife is the trustee; and (iv) 72,500 shares issuable upon the exercise of currently exercisable options held by Mr. Campbell. Mr. Campbell disclaims beneficial ownership of the shares held by his wife and in trust.

(2) Includes 193,200 shares of Common Stock issuable upon the conversion of Convertible Notes and 274,468 shares issuable upon the exercise of currently exercisable options held by Mr. Lozelle.

(3) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 1998 shared dispositive power with respect to 2,906,600 shares of Common Stock, which represented approximately 6.3% of the outstanding Common Stock at that time. The address for AEC is American Express Tower, 200 Vesey Street, New York, New York 10285 and the address for AEFC is IDS Tower 10, Minneapolis, Minnesota 55440.

(4) Capital Research and Management Company reported as of December 31, 1998 sole dispositive power with respect to 2,971,700 shares of Common Stock. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(5) Citigroup Inc. and its subsidiary Salomon Smith Barney Holdings Inc. reported as of December 24, 1998 shared voting and dispositive power with respect to 3,768,634 shares of Common Stock, which represented approximately 7.9% of the outstanding Common Stock at that time. The address for such entities is 153 East 53(rd) Street, New York, New York 10043.

(6) Lazard Freres & Co. LLC reported as of February 16, 1999 sole voting power with respect to 2,337,970 shares of Common Stock and sole dispositive power with respect to 2,788,522 shares of Common Stock. The address for Lazard Freres & Co. LLC is 30 Rockefeller Plaza, New York, New York 10020.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation packages for the years ended December 31, 1998, 1997 and 1996 for Tower Automotive's chief executive officer's and the four other most highly compensated executive officers (the "Named Executive Officers").

                                                                                        LONG-TERM
                                                       ANNUAL COMPENSATION            COMPENSATION
                                             ---------------------------------------  -------------
                                                                       OTHER ANNUAL      OPTIONS       ALL OTHER
            NAME AND                           SALARY        BONUS     COMPENSATION      GRANTED     COMPENSATION
       PRINCIPAL POSITION           YEAR       ($)(1)       ($)(2)          ($)            (#)          ($)(3)
--------------------------------  ---------  -----------  -----------  -------------  -------------  -------------
Dugald K. Campbell..............       1998  $   487,812  $   200,000       --             100,000    $    11,069
President and Chief                    1997      386,250      585,000       --              20,000         12,450
Executive Officer                      1996      275,984      400,000       --              20,000         12,518

James R. Lozelle................       1998      253,674      194,600                       40,000         10,995
Executive Vice                         1997      218,750      225,000       --              15,000         13,314
President                              1996      200,704      200,000       --              15,000         12,898

Paul D. Rysenga.................       1998      222,819      --                            40,000         11,042
Vice President                         1997      175,000      190,000       --              15,000         12,450
                                       1996      163,139      130,000       --              15,000         11,479

Luigi Candusso..................       1998      220,344      --            38,246(4)       40,000         11,220
Vice President                         1997      173,750      185,000       --              15,000         10,004
                                       1996      156,053      135,000       --              15,000         13,190

Anthony A. Barone...............       1998      218,222       57,500                       40,000         11,067
Vice President and                     1997      165,750      180,000       --              10,000         10,259
Chief Financial Officer                1996      152,234      145,000       60,178(5)       10,000         11,743

------------------------------

(1) Includes amounts deferred by employees under Tower Automotive's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the Company's bonus plan, but excludes amounts foregone at the election of the Named Executive Officer and payable in shares of the Company's Common Stock under the Tower Automotive's Key Leadership Deferred Income Stock Purchase Plan, as reported in the Long-Term Incentive Plan table.

(3) The amounts disclosed in this column include: (a) amounts contributed by Tower Automotive to Tower Automotive's 401(k) employees savings plan and profit sharing plan, and (b) dollar value of premiums paid by Tower Automotive for term life insurance on behalf of the named executive officers as follows:

                                                    1998       1997       1996
                                                  ---------  ---------  ---------
D.K. Campbell      (a)..........................  $  11,069  $  12,450  $  12,500
                   (b)..........................     --         --             18
J.R. Lozelle       (a)..........................     10,995     12,450     12,000
                   (b)..........................     --            864        898
P.D. Rysenga       (a)..........................     11,042     12,450     11,450
                   (b)..........................     --         --             29
L. Candusso        (a)..........................     11,220      9,651     12,838
                   (b)..........................     --            353        352
A.A. Barone        (a)..........................     11,067      9,913     11,388
                   (b)..........................     --            346        355

(4) Represents reimbursement of relocation costs in 1998.

(5) Includes $45,553 for reimbursement of relocation costs in 1996.

OPTION GRANT TABLE

    The following table shows all grants of options to acquire shares of Tower Automotive Common Stock granted to the Named Executive Officers under the Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                             NUMBER OF                                                     VALUE AT ASSUMED
                                            SECURITIES      % OF TOTAL                                     ANNUAL RATES OF
                                            UNDERLYING        OPTIONS                                  STOCK PRICE APPRECIATION
                                              OPTIONS       GRANTED TO       EXERCISE                     FOR OPTION TERM(2)
                                              GRANTED      EMPLOYEES IN        PRICE     EXPIRATION   --------------------------
                   NAME                       (#)(1)        FISCAL YEAR     (PER SHARE)     DATE          5%            10%
------------------------------------------  -----------  -----------------  -----------  -----------  -----------  -------------
D.K. Campbell.............................      50,000             4.7%      $   22.97      2/24/08   $   722,254  $   1,830,334
                                                50,000             4.7%          17.13      9/11/08       538,491      1,364,642
J.R. Lozelle..............................      20,000             1.9%          22.97      2/24/08       288,902        732,133
                                                20,000             1.9%          17.13      9/11/08       215,396        545,857
P.D. Rysenga..............................      20,000             1.9%          22.97      2/24/08       288,902        732,133
                                                20,000             1.9%          17.13      9/11/08       215,396        545,857
L. Candusso...............................      20,000             1.9%          22.97      2/24/08       288,902        732,133
                                                20,000             1.9%          17.13      9/11/08       215,396        545,857
A.A. Barone...............................      20,000             1.9%          22.97      2/24/08       288,902        732,133
                                                20,000             1.9%          17.13      9/11/08       215,396        545,857

------------------------------

(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on future performance of Tower Automotive's Common Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table shows aggregate exercise of options in the year ended December 31, 1998 by the Named Executive Officers and the aggregate number and value of unexercised options held by each Named Executive Officer as of December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                               NUMBER OF               VALUE OF
                                                              UNEXERCISED        UNEXERCISED IN-THE-
                                                               OPTIONS AT           MONEY OPTIONS
                                                              YEAR-END(#)           YEAR-END($)(2)
                                   SHARES        VALUE     ------------------  ------------------------
                                 ACQUIRED ON   REALIZED       EXERCISABLE/           EXERCISABLE/
NAME                             EXERCISE(#)    ($)(1)       UNEXERCISABLE          UNEXERCISABLE
-------------------------------  -----------  -----------  ------------------  ------------------------
D.K. Campbell..................      30,000   $   642,315      30,000/160,000       $596,875/$1,225,925
J.R. Lozelle...................      --           --            42,000/84,000         855,938/  727,339
P.D. Rysenga...................      27,000       520,313        7,500/83,500         187,031/  716,870
L. Candusso....................      15,500       266,719       19,000/81,500         399,594/  673,495
A.A. Barone....................       5,000        74,698       14,000/69,000         291,313/  539,120

------------------------------

(1) Aggregate market value of shares acquired at time of exercise, less aggregate exercise price paid by the employee to Tower Automotive.

(2) Values are based on the difference between the closing bid price of Tower Automotive's Common Stock on December 31, 1998 ($24.94) and the exercise prices of the options.

                            LONG-TERM INCENTIVE PLAN

                                                                        PERFORMANCE OR OTHER
                                                     NUMBER OF SHARES,      PERIOD UNTIL
                                                      UNITS OR OTHER         MATURATION
                       NAME                            RIGHTS(#)(1)         OR PAYOUT(2)
---------------------------------------------------  -----------------  ---------------------
D.K. Campbell......................................        43,389.83            3 years
J.R. Lozelle.......................................         6,031.19            3 years
P.D. Rysenga.......................................        16,922.04            3 years
L. Candusso........................................        16,632.77            3 years
A.A. Barone........................................        12,474.57            3 years

------------------------------

(1) Represents the number of units credited to an employee's account under the terms of the Company's Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan). Under the terms of the DISP Plan, participants may elect to defer all or a portion (but not less than 25%) of their cash bonus payment. Deferred amounts are credited in stock units, based on the value of the Company's stock as of the end of the month in which the bonus would have been paid to the employee.Stock units are payable only in shares of the Company's common stock. Includes the following number of restricted stock units credited to each of the Named Executive's premium account, as described in footnote 2 below: D.K. Campbell -- 10,847.46, J.R. Lozelle -- 1,507.80, P.D. Rysenga -- 4,230.51; L. Candusso -- 4,158.19, and A.A. Barone
    -- 3,118.64.

(2) Under the terms of the DISP Plan, the number of restricted stock units credited to a participant's basic account is required to equal the amount of the deferred bonus, divided by the value of a share of the Company's common stock on the last day of the month in which the cash bonus would otherwise be paid. In addition, participants are concurrently credited with additional stock units to a separate Premium Account equal to one-third of the number of the restricted stock units credited to their basic account. Restricted stock units credited to this Premium Account do not vest until the first day of the third plan year following the date the units are credited to a participant's account, provided that the participant is then a colleague of the Company. The DISP Plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination during a period of 24 months following a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee are Messrs. VanderStarre, Clement, Diggs and Loughrey. As described more fully under the capiton "Employment and Other Compensatory Agreements" below, Mr. VanderStarre received certain payments for consulting services to the Company during the past year. As described below under the caption "Certain Relationships and Related Transactions," Mr. Clement is a party to a registration agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Tower Automotive specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The following has been submitted by the Compensation Committee:

GENERAL EXECUTIVE OFFICER COMPENSATION POLICIES

    The Compensation Committee, which was established in connection with Tower Automotive's initial public offering of Common Stock in August 1994, is responsible for developing and recommending Tower Automotive's executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to the value created for Tower Automotive's stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance.

    The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Tower Automotive's long-term goals, such as continuous improvement in customer and colleague satisfaction, and the growth and prosperity of Tower Automotive and its stakeholders.

    SALARY AND BONUS

    In general, the base salaries of Tower Automotive's executive officers are established at levels believed to be at or below market rates. Each year, the committee reviews compensation data from outside recruiters, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. Subject to Committee approval, the base salaries are set at or below comparable market rates. To provide performance incentives and to compensate for the below-peer salary rates, Tower Automotive provides for annual cash awards that are payable if Tower Automotive meets or exceeds certain predetermined goals established and approved by the Board of Directors.

    Tower Automotive's bonus program is comprised of three principle factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance and the individual leadership initiative are achieved.

    Currently, and for the past fiscal year, the financial performance factor has been based on achievement of a predetermined goal for return on sales. This goal for return on sales is approved by the Committee, after taking into consideration investor expectations, historical Company performance and expected continuous improvement.

    The achievement of team objectives and the personal leadership initiative (established for each officer and approved by the Committee or Board of Directors) are based on indicators of progress toward the long-term goals of Tower Automotive, consistent with Tower Automotive's approach to values based leadership. The Committee approves the achievement of team objectives and personal leadership initiatives based on a determination by the colleague's mentor, or in the case of the CEO, by the Committee or Board of Directors. To counterbalance the near-term objectives of financial performance, the team objectives and individual leadership initiatives are intended to reward and promote the attainment of long-term objectives. Achievement is based on measures of Tower Automotive goals of customer satisfaction, colleague satisfaction and Company growth and prosperity. The goal of Company growth and prosperity is primarily focused on the enhancement of stockholder value, taking into consideration progress toward obtaining new customers, securing new technology, expanding global presence, expanding business with existing customers, as well as improving earnings per share and the market value of Tower Automotive's stock.

    In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Tower Automotive's performance relative to the overall economy and specific market considerations. This discretion is intended to better align potential plan payout as an indication of overall Company performance.

    LONG-TERM EQUITY INCENTIVES

    The long-term equity incentives consist of awards under the Stock Option Plan administered by the Compensation Committee. Pursuant to the terms of the Stock Option Plan, options are granted at an exercise price equal to Tower Automotive's Common Stock price on the date the options are granted. The Compensation Committee believes the Stock Option Plan aligns management's long-term interests with stockholder interests, as the ultimate compensation is based upon Tower Automotive's stock performance. The Compensation Committee also believes the Stock Option Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the Stock Option Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Compensation Committee determines the number of shares to be optioned to each colleague based upon individual performance, responsibility and level of cash compensation. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the Stock Option Plan.

    The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's Named Executive Officers. Certain compensation that qualifies as "performance-based" under IRS guidelines is not subject to this limit. Stock options granted under the Company's stock option plan is designed to qualify as performance-based compensation thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 1998 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company's values.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1998, the salary of Dugald K. Campbell, Tower Automotive's Chief Executive Officer, was set at $487,812, based upon the factors described above for establishing the salaries of Tower Automotive's executive officers. Mr. Campbell's bonus is determined under the same criteria used for other executive officers of Tower Automotive, except that the evaluation of whether the predetermined goals and criteria have been satisfied are determined by the Committee or the Board of Directors. A cash bonus of $200,000 and a deferred bonus of $600,000 was earned by Mr. Campbell for 1998 based on Tower Automotive and Mr. Campbell exceeding both the financial performance criteria, Company goals and personal performance criteria, respectively. Stock options are granted to the CEO under the same criteria referenced above, as a result of which Mr. Campbell was granted an option for 100,000 shares of Tower Automotive's common stock at an exercise price equal to the market value on the date of grant.

    The foregoing report has been approved by all members of the Compensation Committee.

Compensation Committee:

    Adrian VanderStarre, Chairman
    Kim B. Clark
    W.H. Clement
    F.J. Loughrey

                               PERFORMANCE GRAPH

    The following graph compares Tower Automotive's cumulative total stockholder return since the Common Stock became publicly traded on August 12, 1994 with the Nasdaq National Market Index, the New York Stock Exchange Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Borg-Warner Automotive, Inc., BREED Technologies, Inc., Citation Corporation, Collins & Aikman Corporation, Control Devices, Inc., Dana Corporation, Donnelly Corporation, Dura Automotive Systems, Inc., Eaton Corporation, Gentex Corporation, Hayes Lemmerz International, Inc., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Magna International Inc., MascoTech, Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Simpson Industries, Inc., The Standard Products Company, STRATTEC Security Corporation, Superior Industries International, Inc., TRW Inc., and Walbro Corporation. The comparison is based on the assumption that $100.00 was invested on August 12, 1994 in each of the Common Stocks, the Standard & Poor's 500 Index ("S&P 500 Index") and the OEM Automotive Supplier Composite Index with dividends reinvested.

                           COMPARISON OF TOTAL RETURN
                   AMONG NASDAQ STANDARD & POOR'S 500 INDEX,
                    OEM AUTOMOTIVE SUPPLIER COMPOSITE INDEX
                           AND TOWER AUTOMOTIVE, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  TWR      OEM SUPPLIERS    S&P 500
Aug. 12, 1994        100              100        100
Dec. 31, 1994       78.3             96.7       99.4
Dec. 31, 1995      132.2            109.8      133.3
Dec. 31, 1996      271.7            130.7      160.4
Dec. 31, 1997      365.8            173.6      210.1
Dec. 31, 1998      433.7            167.7      266.1

                  EMPLOYMENT AND OTHER COMPENSATORY AGREEMENTS

    In May 1994, Tower Automotive and James Lozelle entered into an Employment Agreement in connection with the acquisition of Edgewood. The Employment Agreement provides that James Lozelle shall serve as an Executive Vice President of Tower Automotive until May 4, 1999 or his earlier resignation, death, disability or termination. The Employment Agreement also provides that James Lozelle will receive an annual base salary of $200,000 plus annual bonus of up to 30% of his annual base salary for attaining goals developed by Tower Automotive's Board of Directors and James Lozelle. Upon his resignation or termination for certain specified reasons, James Lozelle will be entitled to receive all salary, bonus and fringe benefits for the remaining term of the Employment Agreement, but in no event longer than one year. In May 1994, James Lozelle and Tower Automotive also entered into a Stock Option Agreement pursuant to which James Lozelle was granted an option to purchase 205,968 shares of Common Stock at an exercise price of $3.28 per share. The option vests and becomes exercisable with respect to one-third of the shares covered on each of May 4, 1996, 1997 and 1998; provided that James Lozelle is still employed by Tower Automotive on each such date. The agreement also provides for acceleration of the unvested portion of the option upon a sale of Tower Automotive, subject to certain conditions, or in the event of death, disability, termination without cause or resignation for certain reasons. The option is non-transferable except pursuant to applicable laws of descent and distribution.

    S.A. Johnson and Scott Rued provide to Tower Automotive strategic direction, management and financial services with an annual allocation of salary costs of $200,000 and $100,000, respectively, and will be eligible for performance-based bonuses of up to 50% of their base salaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Tower Automotive, Onex and certain stockholders including J2R, S.A. Johnson, Scott Rued, W.H. Clement and James Lozelle, the former stockholders of Edgewood, including James Lozelle's brother, and MascoTech are parties to a registration agreement pursuant to which Tower Automotive has granted certain rights to register shares of Tower Automotive's Common Stock.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2000 ANNUAL MEETING

    Proposals of Stockholders intended to be presented at the Annual Meeting in 2000 must be received by the secretary of Tower Automotive, Inc., 4508 IDS Center, Minneapolis, Minnesota, 55402, not later than December 3, 1999 to be considered for inclusion in Tower Automotive's 2000 Proxy materials. As of March 24, 1999, no proposals to be presented at the 1999 Annual Meeting had been received by Tower Automotive. If Tower Automotive receives notice of a shareholder proposal after February 28, 2000, the persons named as proxies for the 2000 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at the meeting.

                             ADDITIONAL INFORMATION

    This solicitation is being made by Tower Automotive. All expenses of Tower Automotive in connection with this solicitation will be borne by Tower Automotive. Tower Automotive will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Tower Automotive's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

    Tower Automotive will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of Tower Automotive's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Tower Automotive, Inc., 4508 IDS Center, Minneapolis, MN 55402.

    PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          SECRETARY

April 12, 1999

                                                                      APPENDIX A

                             TOWER AUTOMOTIVE, INC.
                            LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1
                     ESTABLISHMENT AND PURPOSE OF THE PLAN

    1.1 ESTABLISHMENT OF THE PLAN. Tower Automotive, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Tower Automotive, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, and other stock-based awards to key colleagues of the Company and its subsidiaries, Directors and Consultants. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1999 Annual Meeting of Shareholders, the Plan shall be effective as of March 1, 1999 (the "Effective Date").

    1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's stockholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders. The Plan is also designed to allow Plan Participants to participate in the Company's future, as well as to enable the Company to attract, retain and award such individuals.

    1.3 TERM OF PLAN. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                   ARTICLE 2
                                  DEFINITIONS

    For purposes of this Plan, the following terms shall have the meanings set forth below:

    2.1 "Administrator" shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

    2.2 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Performance Shares or Other Stock-Based Award.

    2.3 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.

    2.4 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

    2.5 "Board" shall mean the Board of Directors of the Company.

    2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.7 "Colleague" shall mean any person employed by the Company or a Subsidiary. Neither service as a Director nor the payment of a Director's fee by the Company shall be sufficient to constitute employment by the Company.

    2.8 "Committee" shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.

    2.9 "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

   2.10 "Consultant" shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.

   2.11 "Director" shall mean a member of the Board.

   2.12 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

   2.13 "Fair Market Value" shall be the closing sale price of the Company's Common Stock on the New York Stock Exchange. If no sale of shares of Common Stock is reflected on the New York Stock Exchange on a date, "Fair Market Value" shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on New York Stock Exchange.

   2.14 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

   2.15 "Insider" shall mean a colleague who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of the Company's Common Stock.

   2.16 "Noncolleague Director" shall mean a person who satisfies (1) the definition of "Nonemployee Director" within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC, or (2) the definition of "outside director" within the meaning of Section 162(m) of the Code.

   2.17 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

   2.18 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

   2.19 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

   2.20 "Other Stock-Based Award" shall mean an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

   2.21 "Participant" shall mean a colleague of the Company or a Subsidiary, a Director or Consultant who holds an outstanding Award granted under the Plan.

   2.22 "Performance Shares" shall mean an Award granted under Article 8 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

   2.23 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

   2.24 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains the age of 55 and the Participant has completed at least ten (10) years of employment with the Company or a Subsidiary (including any predecessor to the Company or a Subsidiary).

   2.25 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

   2.26 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

   2.27 "Termination of Service" shall mean the termination of a Colleague's employment with the Company or a Subsidiary. A Colleague employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become a colleague of the Company or another Subsidiary. With respect to a Participant that is not a Colleague, Termination of Service shall mean the termination of the person's service as a Director of the company or as a Consultant to the Company or a Subsidiary.

                                   ARTICLE 3
                                 ADMINISTRATION

    3.1 THE COMMITTEE. The Plan may be administered by different Committees with respect to different groups of Plan Participants. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more Non-Colleague Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.

    3.2 COMMITTEE AUTHORITY. Subject to the Company's Certificate of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Colleagues of the Company or a Subsidiary, as well as Directors and Consultants. Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:

        (a) To select the key colleagues of the Company or a Subsidiary, Directors or Consultants to whom Awards may be granted under the Plan;

        (b) To determine whether and to what extent Options, Stock Appreciation Rights, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

        (c) To determine the number of shares of Common Stock to be covered by each Award;

        (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;

        (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

        (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

        (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

    The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the any Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee, shall be the valid acts of any Committee. The interpretation and construction by any Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                   ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares") shall be three million (3,000,000) Shares.

    Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan: (1) any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options; and (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of Options.

                                   ARTICLE 5
                                  ELIGIBILITY

    The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time. In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. No Participant may receive Awards under the Plan covering more than twenty-five percent (25%) of Plan Shares.

                                   ARTICLE 6
                                 STOCK OPTIONS

    6.1 OPTIONS. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

    6.2 GRANTS. The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

    6.3 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

    6.4 TERMS OF OPTIONS. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

        (a) OPTION PRICE. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

        (b) OPTION TERM. The term of each Option shall be fixed by the Administrator, provided that no Option that has been designated as an Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

        (c) EXERCISABILITY. Except as provided in Section 12.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set forth in the Award Agreement. If the Administrator provides that any Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.

        (d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section
    13.1 of the Plan.

        (e) TRANSFERABILITY OF OPTIONS. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
    (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and
    (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(h). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(f), (g) and (h) hereof, and the tax withholding obligations of Section 12.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

        (f) TERMINATION OF SERVICE FOR REASONS OTHER THAN RETIREMENT, DISABILITY, OR DEATH. Upon termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of more than three (3) months following Termination of Service, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

        (g) TERMINATION OF SERVICE FOR RETIREMENT OR DISABILITY. Upon Termination of Service by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of not greater than two (2) years following such Termination of Service, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(h) below.

        (h) TERMINATION OF SERVICE FOR DEATH. Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while providing service to the Company or a Subsidiary as a Colleague, Director or Consultant, at any time within a period of not greater than two
    (2) years after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Service specified in
    Section 6.4(g), at any time within the longer of such extended period or for a period of not more than twelve (12) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

        (i) TERMINATION OF OPTIONS. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

        (j) PURCHASE AND SETTLEMENT PROVISIONS. The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                                   ARTICLE 7
                           STOCK APPRECIATION RIGHTS

    7.1 GRANT OF SARS. The Administrator may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 7.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

    7.2 PAYMENT OF SAR AMOUNT. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

    7.3 NONTRANSFERABILITY. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

                                   ARTICLE 8
                               PERFORMANCE SHARES

    8.1 AWARD OF PERFORMANCE SHARES. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8.2, as specified in the Award Agreement. The Administrator may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Administrator shall determine.

The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

    8.2  TERMS AND CONDITIONS.  Performance Shares awarded pursuant to this
Article 8 shall be subject to the following terms and conditions:

        (a) NONTRANSFERABILITY. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

        (b) DIVIDENDS. Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

        (c) TERMINATION OF EMPLOYMENT. Subject to the provisions of the Award Agreement and this Article 8, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

        (d) ACCELERATED VESTING. Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE 9
                            OTHER STOCK-BASED AWARDS

    9.1 OTHER AWARDS. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, or Performance Shares. Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

    9.2  TERMS AND CONDITIONS.  Other Stock-Based Awards made pursuant to this
Article 9 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

        (a) NONTRANSFERABILITY. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
    Article 9 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

        (b) DIVIDENDS. Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 9 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

        (c) VESTING. Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.

        (d) WAIVER OF LIMITATION. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 9.

        (e) PRICE. Common Stock issued or sold under this Article 9 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

                                   ARTICLE 10
                      TERMINATION OR AMENDMENT OF THE PLAN

    The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 12.1); (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 12.2, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 11
                                 UNFUNDED PLAN

    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 12
                             ADJUSTMENT PROVISIONS

    12.1 ANTIDILUTION. Subject to the provisions of this Article 12, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

    12.2 CHANGE IN CONTROL. Notwithstanding Section 12.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

    12.3  ADJUSTMENTS BY ADMINISTRATOR.  Any adjustments pursuant to this
Article 12 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 13
                               GENERAL PROVISIONS

    13.1 LEGEND. The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    13.2 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other colleague any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which a colleague is employed to terminate his or her employment at any time.

    13.3 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

    13.4 NO ASSIGNMENT OF BENEFITS. No Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

    13.5 GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Delaware.

    13.6 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

    13.7 RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

    Please mark your
/X/ votes as in this
    example.

    This Proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR Proposals 2, 3 and 4.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND
FOR PROPOSALS 2, 3 AND 4.
-------------------------------------------------------------------------------
                   FOR     WITHHELD
1. Election of
   Directors       / /       / /
   (SEE REVERSE)

   For, except vote withheld from
   the following nominee(s):

   ----------------------------------

                            FOR     AGAINST    ABSTAIN
2. Approval of the Tower
   Automotive, Inc. Long-   / /       / /        / /
   Term Incentive Plan.


3. Approval of the Tower     FOR     AGAINST    ABSTAIN
   Automotive, Inc. Key
   Leadership Deferred       / /       / /        / /
   Income Stock Purchase
   Plan.

                              FOR     AGAINST    ABSTAIN
4.  To ratify the selection
    of Arthur Andersen LLP    / /       / /        / /
    as the Company's
    Independent Public
    Accountants.

                              Change of
                              Address/Comments     / /
                              on reverse side.

-------------------------------------------------------------------------------

                                          5. In their discretion, the Proxies
                                          are authorized to vote upon such
                                          other business as may properly
                                          come before the meeting.

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each
                                          sign. When signing as attorney,
                                          executor, administrator, trustee,
                                          guardian, officer, general partner,
                                          etc., please give full title as such.



                                          -------------------------------------

                                          -------------------------------------
                                          SIGNATURE(S)                DATE



                           - FOLD AND DETACH HERE -
-------------------------------------------------------------------------------

                            TOWER AUTOMOTIVE, INC.

                        ANNUAL MEETING OF STOCKHOLDERS


                      Tuesday, May 25, 1999 at 1:00 PM
                     Tower Automotive Technical Center
                           38900 Hills Tech Drive
                          Farmington Hills, Michigan

                   --------------------------------------------



                   --------------------------------------------